Exhibit 99.1

AGILYSYS REPORTS FISCAL 2021 FIRST QUARTER REVENUE OF $29.8M

Reports Positive Adjusted EBITDA of $3.4M

Expects Sequential Revenue and Adjusted EBITDA Increase of 15% and 25% Respectively in Q2 Compared to Q1 Fiscal 2021

Cash Balance Remains Strong at $74.6 Million as of June 30, 2020

Alpharetta, GA – July 28, 2020 - Agilysys, Inc. (Nasdaq: AGYS), a global provider of next-generation hospitality software solutions and services, today reported operating results for its fiscal 2021 first quarter and period ended June 30, 2020.

Summary of Fiscal 2021 First Quarter Financial Results

•	Total net revenue was $29.8 million, compared to total net revenue of $38.4 million in the comparable prior-year period for a 22.4% decrease in revenue.
•

Recurring revenues (which are comprised of support, maintenance and subscription services) were $20.5 million, or 68.8% of total net revenue, compared to $20.1 million, or 52.3% of total net revenue, for the same period in fiscal 2020. Subscription revenues increased 8.6% year over year and comprised 37.2% of total recurring revenues, compared to 34.9% of total recurring revenues in the first quarter of fiscal 2020.

•	Gross margin was 62.2% in the fiscal 2021 first quarter, compared to 52.1% in the comparable prior-year period.

•

Net loss available to common shareholders in the fiscal 2021 first quarter was $(1.7) million, or $(0.07) per diluted share compared to a net loss of $(1.6) million, or $(0.07) per diluted share, in the comparable prior-year period.

•	Adjusted EBITDA (non-GAAP) was $3.4 million, compared to $3.2 million in the comparable prior-year period (see reconciliation below).
•	Adjusted diluted EPS (non-GAAP) was $0.08 per share compared to $0.08 per share in the comparable prior-year period.
•

Free cash flow (non-GAAP) in the fiscal 2021 first quarter was $(5.2) million, compared to free cash flow of $(2.5) million in the fiscal 2020 first quarter (see reconciliation below). Ending cash balance was $74.6 million, compared to ending cash balance of $37.2 million in the comparable prior-year period.

Ramesh Srinivasan, President and CEO of Agilysys, commented, “This was likely the toughest quarter ever for the hospitality industry and our business. Given the extremely difficult circumstances, we are pleased with our top and bottom-line results. What is notable about the EBITDA level achieved is that we did not in any way compromise the pace of product innovation and customer service levels during the quarter. Our current velocity of product improvements and innovation is the best it has ever been and has helped create expanded market opportunities. Apart from the tough business conditions affecting all our revenue areas, recurring revenue was additionally affected by one-time COVID-19 related financial relief provided to customers to help them during this time of need. We expect this one-time COVID-19 relief to also affect future quarters of this fiscal year, albeit to a lesser extent. Services revenue this quarter was additionally affected by sales incentives given to customers to enable adoption of an innovative new online ordering F&B software application, which was successful in driving multifold increased use, thereby helping future SaaS fees growth potential.”

“We continue to be intensely focused on securing the safety and health of our employees, customers, and the communities we serve in. We are deeply grateful for all the sacrifices our team-members worldwide have made to secure the financial health of the company during the current crisis period.”

“As we work our way through the current business environment, significant marketplace uncertainties remain. This fiscal year will be a tale of four quarters for us. We will therefore continue to provide guidance one quarter at a time for the remainder of this fiscal year and switch to our normal annual guidance cadence starting the next fiscal year FY2022. After hitting a bottom in April, the extent of global sales deals won in value terms has improved month over month during each of the next three months. Our cash balance has improved further since June 30th. We remain cautiously optimistic about our near-term future and bullish about our long-term growth and profitability improvement prospects. We have good reasons to believe our competitive advantage and overall business health will be better on the other side of this crisis than it was before.”

Fiscal 2021 Outlook

Agilysys continues to monitor the impact of COVID-19 on the hospitality industry with our primary focus being the safety of our employees and customers as we manage through these unprecedented times. Given the continued impact of COVID-19, we are still not releasing full fiscal year 2021 guidance at this time. We are expecting Q2 fiscal 2021 revenue to increase 15% over Q1 fiscal 2021 results with a corresponding 25% Adjusted EBITDA increase for the same period.

Dave Wood, Chief Financial Officer, commented, “I am very pleased with the work our teams have done during the quarter to manage through the COVID-19 pandemic while the hospitality industry was significantly impacted. During the first quarter we realized better than expected top-line results, along with healthy profitability levels. We remain more confident than ever in our long term financial strength and ability to execute on our plan to become a growing, profitable, product lead organization delivering mission critical solutions to customers and to do whatever it takes to support their ever changing business needs. The strength of our cash balance, along with our ability to deliver cost effective product innovation should allow us to pick back up with the business momentum we were achieving prior to the pandemic.”

2021 First Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, July 28, 2020, at 4:30 p.m. ET. Both the call and the webcast are open to the public. The conference call number is 574-990-1036 (domestic or international); and the conference ID number is 8999561. Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at Agilysys Events & Presentations. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue and Adjusted EBITDA guidance for the second quarter, statements we make regarding our ability to improve our competitive positioning and improvement of our business momentum and business health over time once the industry begins to recover.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the effect of the COVID-19 pandemic on our business and the success of any measures we have taken or may take in the future in response thereto; and the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, convertible preferred stock issuance costs, and one-time charges including severance and other charges, impairments and legal settlements, less the related income tax effect of these adjustments, as applicable, and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys has been a leader in hospitality software for more than 40 years, delivering innovative guest-centric technology solutions for casinos, hotels, resorts, cruise ships, managed foodservice providers, sports and entertainment, and healthcare. Agilysys offers the most comprehensive software solutions in the industry, including point-of-sale (POS), property management (PMS), inventory and procurement, payment solutions, and related hospitality applications, to manage the entire guest journey. Agilysys is known for its leadership in hospitality, its broad product offerings and its customer-centric service. Some of the largest hospitality companies around the world use Agilysys solutions to help improve guest loyalty, drive revenue growth, increase operational efficiencies and support social distancing. Agilysys operates across North America, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Senior Manager Corporate Strategy and Investor Relations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands, except per share data)	Three Months Ended
	June 30,
	2020	2019
Net revenue:
Products	$5,239	$10,869
Support, maintenance and subscription services	20,497	20,082
Professional services	4,071	7,438
Total net revenue	29,807	38,389
Cost of goods sold:
Products (inclusive of developed technology amortization)	3,015	8,623
Support, maintenance and subscription services	4,306	4,181
Professional services	3,936	5,571
Total cost of goods sold	11,257	18,375
Gross profit	18,550	20,014
Gross profit margin	62.2%	52.1%
Operating expenses:
Product development	8,266	10,064
Sales and marketing	2,601	4,498
General and administrative	5,719	5,874
Depreciation of fixed assets	723	213
Amortization of intangibles	461	678
Severance and other charges	1,203	231
Total operating expense	18,973	21,558
Operating loss	(423)	(1,544)
Other (income) expense:
Interest income	(21)	(80)
Interest expense	1	1
Other expense, net	106	85
Loss before taxes	(509)	(1,550)
Income tax expense	8	25
Net loss	$(517)	$(1,575)
Series A convertible preferred stock issuance costs	(937)	-
Series A convertible preferred stock dividends	(199)	-
Net loss available to common shareholders	$(1,653)	$(1,575)

Weighted average shares outstanding - basic and diluted	23,405	23,212

Net loss per share - basic and diluted:	$(0.07)	$(0.07)

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share data)	June 30,	March 31,
	2020 Unaudited	2020
ASSETS
Current assets:
Cash and cash equivalents	$74,604	$46,653
Accounts receivable, net of allowance for expected credit losses of $1,458 and for doubtful accounts of $1,634, respectively	30,494	35,869
Contract assets	2,677	2,125
Inventories	2,760	3,887
Prepaid expenses and other current assets	6,407	4,874
Total current assets	116,942	93,408
Property and equipment, net	11,113	12,230
Operating lease right-of-use assets	13,050	13,829
Goodwill	19,622	19,622
Intangible assets, net	8,400	8,400
Deferred income taxes, non-current	852	764
Other non-current assets	6,124	6,309
Total assets	$176,103	$154,562
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,439	$13,403
Contract liabilities	38,149	42,244
Accrued liabilities	8,801	9,033
Operating lease liabilities, current	4,641	4,719
Finance lease obligations, current	24	24
Total current liabilities	56,054	69,423
Deferred income taxes, non-current	884	880
Operating lease liabilities, non-current	9,810	10,617
Finance lease obligations, non-current	20	25
Other non-current liabilities	2,786	1,860
Series A convertible preferred stock, no par value	35,199	-
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 23,612,924 and 23,609,398 shares outstanding at June 30, 2020 and March 31, 2020, respectively	9,482	9,482
Treasury shares, 7,993,907 and 7,997,433 at June 30, 2020 and March 31, 2020, respectively	(2,399)	(2,401)
Capital in excess of stated value	6,760	5,491
Retained earnings	57,331	58,984
Accumulated other comprehensive income	176	201
Total shareholders' equity	71,350	71,757
Total liabilities and shareholders' equity	$176,103	$154,562

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
(In thousands)	June 30,
	2020	2019
Operating activities
Net loss	$(517)	$(1,575)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	723	213
Amortization of intangibles	461	678
Amortization of developed technology	—	3,175
Deferred income taxes	(84)	5
Share-based compensation	1,426	482
Changes in operating assets and liabilities:	(6,938)	(4,891)
Net cash used in operating activities	(4,929)	(1,913)
Investing activities
Capital expenditures	(243)	(571)
Additional investments in corporate-owned life insurance policies	(2)	(2)
Net cash used in investing activities	(245)	(573)
Financing activities
Repurchase of common shares to satisfy employee tax withholding	(934)	(1,026)
Series A convertible preferred stock issuance proceeds, net of issuance costs	34,063	—
Principal payments under long-term obligations	(6)	(2)
Net cash provided by (used in) financing activities	33,123	(1,028)
Effect of exchange rate changes on cash	2	(24)
Net increase (decrease) in cash and cash equivalents	27,951	(3,538)
Cash and cash equivalents at beginning of period	46,653	40,771
Cash and cash equivalents at end of period	$74,604	$37,233

AGILYSYS, INC.

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended
(In thousands)	June 30,
	2020	2019
Net loss	$(517)	$(1,575)
Income tax expense	8	25
Loss before taxes	(509)	(1,550)
Depreciation of fixed assets	723	213
Amortization of intangibles	461	678
Amortization of developed technology	-	3,175
Interest (income), net	(20)	(79)
EBITDA (a)	655	2,437
Share-based compensation	1,426	482
Severance and other charges	1,203	231
Other non-operating expense	106	85
Adjusted EBITDA (b)	$3,390	$3,235

(a) EBITDA, a non-GAAP financial measure, is defined as net income (loss) before income taxes, interest expense (net of interest income), depreciation and amortization

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) before income taxes, interest expense (net of interest income), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) severance and other charges, iii) impairments, iv) share-based compensation, and v) other non-operating (income) expense

AGILYSYS, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three Months Ended
(In thousands, except per share data)	June 30,
	2020	2019
Net loss available to common shareholders	$(1,653)	$(1,575)
Amortization of intangibles	461	678
Amortization of developed technology	-	3,175
Share-based compensation	1,426	482
Series A convertible preferred stock issuance costs	937	-
Severance and other charges	1,203	231
Income tax adjustments	(456)	(1,047)
Adjusted net income (a)	$1,918	$1,944

Basic weighted average shares outstanding	23,405	23,212
Diluted weighted average shares outstanding	23,820	23,681

Adjusted basic earnings per share (b)	$0.08	$0.08
Adjusted diluted earnings per share (b)	$0.08	$0.08

(a) Adjusted net income, a non-GAAP financial measure, is defined as net income (loss) attributable to common shareholders before amortization expense (including amortization of developed technology), share-based compensation, and one-time charges including severance and other charges, impairments and legal settlements, less the related income tax effect of these adjustments, as applicable, at a 24% tax rate, the Company’s current combined federal and state income statutory tax rate. No income tax effect applies to one-time charges when a valuation allowance offsets their related deferred tax assets

(b) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income (loss) divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three Months Ended
(In thousands)	June 30,
	2020	2019
Net cash used in operating activities	$(4,929)	$(1,913)
Capital expenditures	(243)	(571)
Free cash flow (a)	$(5,172)	$(2,484)

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by (used in) operating activities, less capital expenditures